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                                                                      EXHIBIT 21



                             NORLAND MEDICAL SYSTEMS INC.
                                     Subsidiaries


Name of Subsidiary                                State of Incorporation
------------------                                ----------------------

Norland Corporation                                    Wisconsin

IMRO Medical Systems, Inc.                             Delaware

Dove Medical Systems, Inc.                             Delaware